UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 Or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2008
SUTURA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25548	84-1010269
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17080 Newhope Street, Fountain Valley, California	92708
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 437-9801
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K, as well as other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”), contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
Item 1.01. Entry into a Material Definitive Agreement.
          To the extent required by Item 1.01 of Form 8-K, the information contained in Item 8.01 of this Current Report is hereby incorporated by reference into this Item 1.01.
Item 8.01. Other Events.
          On December 12, 2008, Sutura, Inc. (“Registrant”) entered into an Asset Purchase Agreement (the “Agreement”) providing for the sale of all of Registrant’s non-cash assets and $3.0 million of its cash and cash equivalents to Nobles Medical Technologies, Inc., a Delaware corporation (“Buyer”), in exchange for a cash payment of $6.75 million (the “Acquisition”). Anthony Nobles, an officer and director of Registrant, is also an officer, director and stockholder of the Buyer. The closing of the Acquisition (the “Closing”) is subject to certain conditions which include, among other things, the approval of Registrant’s stockholders (“Stockholder Approval”). From the date of the Agreement until the earlier of the Closing or the termination of the Agreement, Registrant has agreed that it will not, and will use its reasonable best efforts to cause its representatives not to, directly or indirectly (i) solicit, seek, initiate, or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, sale of substantial assets, sale of shares of more than 10% of the outstanding equity securities, in each case of Registrant, or similar transaction involving Registrant, other than the transactions contemplated by the Agreement (any of the foregoing, an “Acquisition Proposal”); provided, however, that nothing contained in the Agreement shall prevent Registrant or its board of directors (the “Board”) from furnishing information to, or entering into discussions or negotiations with, or otherwise facilitate any inquiries of, any person in connection with an unsolicited bona fide written Acquisition Proposal by such person, or modifying or withdrawing its approval and authorization of the transactions contemplated thereby or approving and authorizing an unsolicited bona fide written Acquisition Proposal, if and only to the extent that the Board believes in good faith (after consultation with its financial and legal advisors) that such action is required for the Board to comply with its fiduciary duties to the stockholders of Seller under applicable law.
          The Agreement may be terminated prior to the Closing by: (a) the written agreement of Buyer and Registrant; (b) the non-breaching party following (i) discovery of any material inaccuracy of any representation or warranty of the other party contained in the Agreement, or (ii) any material breach of any covenant of the other party in the Agreement if such breach remains uncured ten days after providing notice thereof (c) Buyer or Registrant if the Closing has not occurred on or prior to February 28, 2009; provided that the right to terminate the Agreement shall not be available to any party whose breach of any provision of the Agreement results in the failure of the Closing to occur on or prior to such date; (d) Registrant if the fairness opinion as to the Acquisition is withdrawn by the issuing party; (e) Registrant if Registrant’s Board shall have withdrawn its authorization and approval of the Agreement and the transactions contemplated thereby based upon receipt of an Acquisition Proposal; (f) Buyer if the (i) Registrant’s Board shall have withdrawn its authorization and approval of the Agreement and the transactions contemplated thereby based upon receipt by Registrant’s Board of an Acquisition Proposal, and (ii) the Closing has not occurred on or prior to February 27, 2009; and (g) Buyer if the Stockholder Approval has not been obtained within five (5) business days following (i) notification from the Securities and Exchange Commission (“SEC”) that it has no comments (or no further comments) on the materials required to be distributed to the stockholders of Registrant pursuant to the regulations of the SEC, or (ii) the expiration of the applicable waiting period following the initial filing of such materials with the SEC without receipt of comments from the SEC on such materials.

          If Buyer terminates the Agreement due to (i) discovery of a material inaccuracy of a representation or warranty of Registrant contained in the Agreement, (ii) a material breach of a covenant of Registrant, (iii) the Registrant’s Board having withdrawn its authorization and approval of the Agreement and the transactions contemplated thereby based upon receipt by Registrant’s Board of an Acquisition Proposal and the Closing having not occurred on or prior to February 27, 2009, or (iii) the Stockholder Approval having not been obtained within five (5) business days following notification from the SEC that it has no comments (or no further comments) on the materials required to be distributed to the stockholders of Registrant pursuant to the regulations of the SEC, or the expiration of the applicable waiting period following the initial filing of such materials with the SEC without receipt of comments from the SEC on such materials, or if Registrant terminates the Agreement because the fairness opinion as to the Acquisition is withdrawn by the issuing party or due to Registrant’s Board having withdrawn its authorization and approval of the Agreement and the transactions contemplated thereby based upon receipt of an Acquisition Proposal, Registrant will pay Buyer an amount equal to $500,000.
          Since November 3, 2008 and pursuant to a letter agreement between the parties, Buyer and its designated representatives have been managing and been in charge of the operations and day-to-day business of Registrant, subject to such general oversight by Registrant’s Board of Directors as is required for the Board to exercise its fiduciary duties. Buyer is required to conduct the operations of Seller within a budgetary maximum spending limit of $500,000 (the “Closing Budget”) from November 3, 2008 until December 15, 2008. After December 15, 2008, the Closing Budget increases to $1,000,000, but may be increased up to $1,500,000 at the Buyer’s election if Buyer consents to increase the potential termination fee that it may be required to pay beyond $1,000,000 up to the amount of the Closing Budget. The expenses subject to the Closing Budget do not include transaction expenses, certain expenses incurred by or at the direction of the Registrant’s officers and directors, depreciation, amortization, interest expense or income tax expense. If Registrant terminates the Agreement due to discovery of a material inaccuracy of a representation or warranty of Buyer contained in the Agreement of a material breach of a covenant of Buyer, Buyer will pay a termination fee equal to amount of the actual expenses (excluding the expenses that are excluded from the Closing Budget) incurred by Registrant from November 3, 2008 to the date of the termination of the Agreement.
          The Agreement contemplates that the proceeds from the Acquisition, plus the net amount of cash and securities of Registrant remaining immediately after the delivery by Sutura of $3,000,000 in cash and securities to the Buyer pursuant to the Agreement at the close of the Acquisition, will be paid to Whitebox, Advisors, LLC in its capacity as the collection agent for Pandora Select Partners, L.P. (“Pandora”), Whitebox Hedged High Yield Partners, L.P. (“WHHY”), Whitebox Convertible Arbitrage Partners, L.P. (“WCAP”), Whitebox Intermarket Partners, L.P. (“WIP”), Gary S. Kohler (“Kohler”) and Scot W. Malloy (“Malloy”). Each of Pandora, WHHY, WCAP, WIP, Kohler and Malloy are secured parties (each a “Secured Party” and collectively, the “Secured Parties”) under that certain Fifth Amended Security Agreement and that certain Fifth Amended Patent and Trademark Security Agreement, each dated as of June 1, 2007 (as amended, restated, supplemented or otherwise modified from time to time), under which the Registrant granted the Secured Parties a security interest in certain assets of Registrant, including assets to be sold pursuant to the Agreement, to secure the payment of amounts due under certain secured notes issued by Sutura to the Secured Parties. Pursuant to a letter agreement dated December 12, 2008 (the “Paydown Letter”), the Secured Parties have agreed to release their security interest in the assets to be sold pursuant to the Agreement in exchange for the payment described above.
          No amounts will be distributed to any of the Company’s stockholders in connection with the Acquisition based on their equity holdings in the Company. Further, following consummation of the Acquisition, Registrant will have no operations or significant assets.
          All references to the Agreement and the terms of the Acquisition contained in this Current Report are further qualified in their entirety by reference to the Agreement filed as Exhibit 2.1 All references to the Paydown Letter contained in this Current Report are further qualified in their entirety by reference to the Paydown Letter filed as Exhibit 99.1 to this Current Report on Form 8-K.
Section 9 – Financial Statements and Exhibits
          Item 9.01 Financial Statements and Exhibits
     (a) Financial statements of business acquired.
                Not applicable
     (b) Pro forma financial information.
                Not applicable
     (c) Shell Company Transactions

                Not Applicable
          (d) Exhibits.
2.1	Asset Purchase Agreement dated December 12, 2008, by and between Sutura, Inc., a Delaware corporation, and Nobles Medical Technologies, Inc., a Delaware corporation (excluding schedules and exhibits, which Sutura, Inc. agrees to furnish to the Securities and Exchange Commission upon request).

99.1	Letter Agreement dated December 12, 2008 of Whitebox, Advisors, LLC in its capacity as the collection agent for Pandora Select Partners, L.P., Whitebox Hedged High Yield Partners, L.P., Whitebox Convertible Arbitrage Partners, L.P., Whitebox Intermarket Partners, L.P., Gary S. Kohler and Scot W. Malloy, agreed and acknowledged by Sutura, Inc.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUTURA, INC. (Registrant)
Date: December 18, 2008

/s/ Brian Abraham
Brian Abraham
Chief Executive Officer